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                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                      Securities and Exchange Act of 1934

                          Date of Report: July 5, 2001

                                XTRA Corporation
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             (Exact name of registrant as specified in its charter)


       Delaware                      1-7654                      06-0954158
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State of incorporation             (Commission                  (IRS Employer
   of organization                 File Number)              Identification No.)

   200 Nyala Farms Road, Westport, CT                               06880
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(Address of principal executive offices)                          Zip Code


      Registrant's telephone number including area code:  (203) 221-1005
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         (Former name or former address, if changed since last report)
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Item 5 - Other Events:
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On June 27, 2001, XTRA Corporation issued a guidance release disclosing the expected earnings for the third fiscal quarter, which is contained herein on page 3.
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FOR IMMEDIATE RELEASE                    Contact:
---------------------                    --------
                                         XTRA Corporation
                                         Stephanie L. Johnson
                                         Vice President and
                                         Treasurer
                                         Tel: (203) 291-3914



XTRA Provides Earnings Guidance for Third Quarter and Fiscal 2001

Westport, CT (June 27, 2001) XTRA Corporation (NYSE: XTR) today announced that it expects fully diluted earnings per share for the fiscal third quarter ending June 30, 2001 to be in the range of $.50 to $.55, which is below current consensus estimates and below the $1.15 fully diluted earnings per share reported for the same quarter a year ago. The primary drivers of this weaker performance versus the prior year were lower domestic and international utilization rates; higher repair and maintenance expenses; higher losses on international containers identified for sale; and expenditures related to the Company's e-Business and trailer tracking initiatives. In addition, the Company's fourth quarter and full fiscal year financial performance will continue to lag behind last year's results.

Lewis Rubin, XTRA's President and Chief Executive Officer, commented, "Like many of our customers and competitors, we are disappointed that the economic slowdown appears to be lengthening. We had hoped for a better seasonal recovery in our fiscal third quarter than has occurred. Nevertheless, our lease rates have held up well, our cash flows have remained consistent, and our balance sheet is strong. We are also pleased with our customers' receptivity to our trailer tracking capability that we launched earlier this year. We still expect cash flow from operations for fiscal 2001 to be quite healthy, approximating $270 million. The Company continues its ongoing stock repurchase program. As for capital expenditures, our current commitment for the year is less than $70 million, compared to $240 million in fiscal 2000. As a result of significant capital spending over the last several years, XTRA has a high quality, well maintained fleet."
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XTRA expects to report its third quarter earnings on July 31, 2001. Interested parties are invited to listen to a webcast of the Company's Fiscal 2001 Third Quarter analyst conference call the following day, Wednesday, August 1, 2001, at 10:00 a.m. EDT. The webcast can be accessed via the corporate section of the Company's Web site, www.xtra.com. A replay of the webcast as well as a copy of the presentation will be available on the Web site for one week following the call.

XTRA Corporation leases, primarily on an operating basis, over-the-road trailers, marine containers, and intermodal equipment, including intermodal trailers, chassis, and domestic containers.

  This press release contains, in addition to historical information, certain forward-looking statements that involve risks and uncertainties. These include statements relating to such factors as expected demand and utilization, business conditions, and capital expenditures. Such statements are based on management's current expectations and are subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Factors that may cause such a difference include, but are not limited to, the variability of the Company's revenues and its fixed operating expenses; the impact of the North American and international economies on revenues, lease rates and utilization; and fluctuations in interest rates and foreign exchange rates. These risks are discussed under the caption "Cautionary Statements for Purposes of the `Safe Harbor' Provisions of the Private Securities Litigation Reform Act of 1995" in the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2000 on file with the SEC.